Exhibit 99.1

Mawson Infrastructure Group Inc. announces expansion of Sandersville, Georgia USA facility by 11 acres and update on phase 2 construction

Mawson’s subsidiary, Luna Squares LLC, now has consecutive options to extend the lease out to 2047 and also has the option to acquire the site outright

Sydney, Australia — August 30th, 2021 — Mawson Infrastructure Group Inc. (OTCQB:MIGI) (“Mawson”), a digital infrastructure provider with diversified operations across bitcoin mining and digital asset management, is pleased to announce it has expanded its flagship site in Georgia, USA by 11.3 acres pursuant to an amendment to the lease held by its subsidiary Luna Squares LLC.

The additional acreage will be used to expand Mawson’s proprietary bitcoin mining operations, as well as the hosting operations of the company. The additional land and associated power infrastructure is expected to accommodate the already purchased 3EH of ASIC bitcoin mining hardware and is expected to continue to have an attractive renewable/non-carbon emitting energy mix.

Construction on the phase 2 expansion of the Luna Squares LLC site began in July 2021, is expected to complete in Q4 2021, and has been designed to provide up to 100MW of power capacity for the company at this facility. The site will then enter the phase 3 expansion which will be rolled out over the following 12 months, and is expected to enable significant additional power capacity for the company’s bitcoin mining and hosting operations.

James Manning, CEO and Founder of Mawson, said, "We are delighted to have recently extended our relationship with the City of Sandersville in terms of tenure and scale. It has been a pleasure working with the local city administrators, the local community and of course our local workforce. This expansion underpins our targeted growth out to 5EH by early 2023.”

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About Mawson Infrastructure

Mawson Infrastructure is a digital infrastructure provider, with diversified operations across Cryptocurrency Mining and Digital Asset Management. Headquartered in Sydney, Australia and operating across the USA and Australia, Mawson Infrastructure’s mission is to build a bridge between the rapidly emerging digital asset industry and traditional capital markets, with a strong focus on shareholder returns. Mawson matches energy infrastructure with next-generation mobile data centre solutions, enabling the proliferation of blockchain technology.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 1, 2021 and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com